Exhibit 99.1

EXECUTION VERSION

COOPERATION AGREEMENT

This COOPERATION AGREEMENT, dated as of May 17, 2018 (this “Agreement”), is made and entered into by Harte Hanks, Inc., a Delaware corporation (“Harte Hanks” or the “Company”), and each of the stockholders set forth on Exhibit A hereto (each a “Stockholder”, and together the “Stockholders” or the “Stockholder Group”, and together with the Company, the “Parties”, and each individually, a “Party”).

WHEREAS, the Stockholders beneficially own in the aggregate 736,956 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), constituting approximately 11.8% of the Common Stock outstanding as of the date hereof;

WHEREAS, the Company’s Board of Directors (the “Board”) has adopted a resolution accepting the resignations of  Christopher M. Harte, Scott C. Key, and Judy C. Odom from their positions as directors on the Board, effective June 15, 2018, and has adopted a resolution accepting the resignation of William F. Farley effective as of the date that his replacement (defined below as the “Unnamed Director”) is appointed to the Board;

WHEREAS, the Company has determined to cause Timothy Breen, Martin Reidy, and an as-yet unnamed director (the “Unnamed Director”)  and Maureen O’Connell (collectively, the “New Directors”) to be appointed to the Board to fill the vacancies described in the foregoing recitals, subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Company has determined to (i) cause Ms. O’Connell and Mr. Reidy to be appointed to the Board as Class I directors, to fill the vacancies caused by the resignations of Mr. Harte and Mr. Key, to serve until the Company’s 2018 Annual Meeting of Stockholders (including any adjournment, postponing or rescheduling thereof, the “2018 Annual Meeting”) or until their successors are duly elected and qualified (or their earlier death, resignation or removal), (ii) cause the Unnamed Director to be appointed to the Board as a Class II director, to fill the vacancy caused by the resignation of Mr. Farley, to serve until the Company’s 2019 Annual Meeting of Stockholders (including any adjournment, postponing or rescheduling thereof, the “2019 Annual Meeting”) or until his successor is duly elected and qualified (or his earlier death, resignation or removal), and (iii) cause Mr. Breen to be appointed to the Board as a Class III director, to fill the vacancy caused by the resignation of Ms. Odom, to serve as set forth in Section 1(a)(ii) or until her successor is duly elected and qualified (or her earlier death, resignation or removal);

WHEREAS, the Stockholders have agreed to refrain from submitting any director nominations and stockholder proposals during the Standstill Period (as defined herein), and to vote for (i) the election of the Company’s slate of director nominees for election to the Board at the 2018 Annual Meeting, and (ii) certain other proposals of the Company as reflected herein; and

WHEREAS, the Company and the Stockholders, without admitting to any of the matters asserted by any of the Parties hereto, have determined to come to an agreement with respect to certain matters related to the composition of the Board and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.                       Board Composition and Governance Matters.

(a)                             Board Appointments.

(i)          The Company agrees that it shall take all action as is necessary (including, without limitation, calling a special meeting of the Board), effective immediately following the execution of this Agreement, to (i) accept the resignations of Messrs. Harte and Key and Ms. Odom from their positions as directors on the Board, effective June 15, 2018, (ii) cause Ms. O’Connell and Mr. Reidy to be appointed to the Board as Class I directors, to fill the vacancies caused by the resignations of Messrs. Harte and Key, to serve until the 2018 Annual Meeting or until their successors are duly elected and qualified (or their earlier death, resignation or removal), (iii) cause the Unnamed Director (who shall be selected, vetted, and appointed by the Nominating and Corporate Governance Committee (“Nominating Committee”), as re-constituted per Section 1(d) below) to the Board as a Class II director, to fill the vacancy caused by the resignation of Mr. Farley, to serve until the 2019 Annual Meeting or until his successor is duly elected and qualified (or his earlier death, resignation or removal), and (iv) cause Mr. Breen to be appointed to the Board as a Class III director, to fill the vacancy caused by the resignation of Ms. Odom, to serve as set forth in Section 1(a)(ii) or until her successor is duly elected and qualified (or her earlier death, resignation or removal).  During the Standstill Period, other than by vote of the stockholders of the Company, the Board shall not (X) seek to change the classes on which the Board members serve without the unanimous consent of the Board, or (Y) other than pursuant to (1) the unanimous consent of the Board or (2) the exercise of a right to designate a member of the Board pursuant to an applicable agreement relating to the composition of the Board or a provision of the Company’s Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”), increase the Board in size to more than eight directors.

(ii)      Subject to the condition precedent that the declassification proposal set forth in Section 2(b)(i)(B)) below is approved at the 2018 Annual Meeting, each of Karen A. Puckett (a Class III member of the Board) and Mr. Breen shall resign from their positions as Class III directors immediately following the 2018 Annual Meeting, and shall immediately thereafter be appointed by the Board as Directors of the Board to serve until the 2019 Annual Meeting or until their successors are duly elected and qualified (or their earlier death, resignation or removal). For the avoidance of doubt, both Ms. Puckett’s and Mr. Breen’s resignations as set forth in this Section 1(a)(ii) are conditioned on the Board’s action to immediately reappoint

Ms. Puckett and Mr. Breen to serve as Directors of the Board until the 2019 Annual Meeting.

(b)                             Board’s Review of Qualifications and Determination of Independence. Prior to the execution of this Agreement (i) the Nominating Committee reviewed the qualifications of the New Directors, with the exception of the Unnamed Director, to serve as members of the Board and determined that they are so qualified, and (ii) the Board determined that the New Directors, with the exception of the Unnamed Director, are “independent” as defined by the listing standards of the New York Stock Exchange (the “NYSE”).

(c)                              Completion of Background Check. Prior to the execution of this Agreement, the New Directors have submitted such information as is necessary for a comprehensive personal background check to be performed by a professional third-party agency selected by the Board in its reasonable discretion (the “Background Check”).  The Board has determined that Ms. O’Connell and Mr. Reidy have cleared the Background Check.  Subject to receipt of Background Check reports after the date hereof for Messrs. Breen (specifically, the return of Mr. Breen’s criminal history and background check from Spain) and the Unnamed Director, the Company has determined that each New Director is qualified to serve.

(d)                             The Company and the Stockholders agree that, concurrent with the appointment of the New Directors on the Board, the Board shall appoint Alfred Tobia as Chair of the Nominating Committee and shall appoint Mr. Breen and Ms. O’Connell as members of the Nominating Committee.   Mr. Farley shall remain on the Nominating Committee until such time as he resigns.

(e)                             Board Policies and Procedures. The Parties acknowledge that the New Directors are required to comply with all policies, processes, procedures, codes, rules, standards, and guidelines applicable to members of the Board, including, but not limited to, the Company’s Corporate Governance Principles, Business Conduct Policy, Code of Ethics, and certain other policies and procedures including policies on insider trading, public disclosures and confidentiality, copies of which will be delivered to the New Directors by the Company prior to them joining the Board to the extent they are not publicly available, and the New Directors agree to strictly preserve the confidentiality of Company business and information, including the discussion of any matters considered in meetings of the Board or Board committees whether or not the matters relate to material non-public information, unless previously publicly disclosed by the Company. The New Directors (and to the extent required under applicable rules, regulations, and the Company’s by-laws, the Stockholders) shall provide the Company with such information as is reasonably requested by the Company concerning the New Directors and/or the Stockholders as is required to be disclosed under applicable law or NYSE regulations, including with respect to the New Directors the completion of the Company’s Director Independence and Committee Compliance Questionnaire and Annual Directors and Officers Questionnaire, in each case as promptly as necessary to enable the timely filing of the Company’s definitive proxy statement and other periodic reports with the Securities and Exchange Commission (the “SEC”).

(f)                                 Rights and Benefits of the New Directors. The Company agrees that the New Directors shall receive (i) the same benefits of any indemnity and exculpation arrangements available generally to the directors on the Board, (ii) the same compensation for their service as directors as the compensation received by other non-management directors on the Board, and (iii) such other benefits on the same basis as all other non-management directors on the Board, including, without limitation, having the Company (or legal counsel) prepare and file with the SEC, at the Company’s expense, any Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are required to be filed by virtue of transactions or events undertaken by such New Director personally (and not by the Stockholders) if such New Director has executed and delivered the Company’s standard form of power of attorney therefor. The New Directors expressly agree that they shall cooperate with the Company in obtaining and maintaining SEC filer codes, as necessary.

(g)                             Replacements.  The Company agrees that, until the 2019 Annual Meeting, if either of Messrs. Breen or Reidy are unable to serve as directors for any reason, resign as a director, or are removed as a director prior to the end of the term of office set forth above, and at such time the Stockholders beneficially own in the aggregate at least 5% of the Company’s then outstanding Common Stock (subject to adjustment for share issuances, stock splits, reclassifications, combinations and similar actions by the Company (or third parties pursuant to a right existing on the date of this Agreement) that increase the number of outstanding shares of Common Stock), then the Stockholders shall have the ability to recommend a substitute person, which replacement director shall qualify as “independent” pursuant to the NYSE’s listing standards, have the relevant financial and business experience to fill the resulting vacancy, and shall follow the requirements for a Background Check as set forth in Section 1(c) hereof for the New Directors. The Nominating Committee shall make its determination and recommendation regarding whether such person is reasonably acceptable and meets the foregoing criteria within 10 business days after representatives of the Board have conducted interview(s) of such replacement director candidate. The Company shall use its reasonable best efforts to cause any interview(s) contemplated by this Section 1(f) to be conducted as promptly as practicable, but in any case, assuming reasonable availability of the proposed replacement director candidate, within 10 business days after the receipt of such director candidate’s credentials, including, but not limited to, a completed copy of the Company’s standard director and officer questionnaire and the Stockholders agreeing to make any such person available for an interview with the Nominating Committee and other representatives of the Board as determined by the Board.  In the event that the Nominating Committee does not accept a substitute person recommended by the Stockholders pursuant to this Section 1(f), then the Company shall provide a written explanation to the Stockholders setting forth the reasons for the Nominating Committee’s rejection of the substitute person, and the Stockholders shall have the right to recommend an additional substitute person for consideration by the Nominating Committee in accordance with the procedures described above. Upon acceptance of a replacement director candidate by the Nominating Committee, the Board shall take such actions as to appoint such replacement director candidate to the Board no later than 10 business days after the Nominating Committee’s recommendation, provided, however, that if the Board does not elect such replacement director candidate to the Board pursuant to this Section

1(f), the Company and the Stockholders shall continue to follow the procedures of this Section 1(f) until a replacement director candidate is elected to the Board. Any replacement director appointed to the Board in accordance with this Section 1(f) shall be appointed to any applicable committees of the Board of which the replaced director was a member immediately prior to such director’s resignation or removal and will succeed to all of the rights and privileges of, and will be legally bound by the terms and conditions applicable to, the New Directors under this Agreement. Following the appointment of any director to replace either of Messrs. Breen or Reidy in accordance with this Section 1(f), any reference to “New Director” or “New Directors” herein shall be  deemed to include such replacement director.

2.                       Actions by the Stockholders.

(a)                             Stockholder Nominations. Effective immediately upon the date hereof, the Stockholders agree not to bring any nominations, business or proposals before or at the 2018 Annual Meeting and, during the Standstill Period agree not to deliver to the Company or any representative thereof any advance notices of nominations or stockholder proposals with respect to any meeting of the Company’s stockholders (provided that, for the avoidance of doubt, the submission of any New Director as a director nominee for the 2018 Annual Meeting shall not violate the foregoing).

(b)                             Voting Agreement.

(i)                                  2018 Annual Meeting. The Stockholders agree, at the 2018 Annual Meeting, to vote, or cause to be voted, all shares of Common Stock beneficially owned by the Stockholders and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of the Company’s proposals to (A) amend and restate the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”) to (among other things) increase the number of shares of Common Stock available for awards under the 2013 Plan by 400,000 shares, (B) declassify the Board such that all members of the Board shall be elected at each annual meeting of the stockholders of the Company to serve until the next annual meeting of stockholders, with such declassification to be progressively phased-in over a two-year period, beginning with the 2018 Annual Meeting, (C) approve, on an advisory basis, the 2017 compensation of named executive officers, (D) ratify the selection of the Company’s independent audit firm for 2018 and (E) elect Messrs. Breen, Copeland and Reidy (or their replacements as selected in accordance with this Agreement and/or the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”), as applicable) as directors of the Company.

(ii)                              Special Meeting Called to Amend and Restate the 2013 Plan.  In addition, should the Company’s proposal to amend and restate the 2013 Plan to (among other things) increase the number of shares of Common Stock available for awards under the 2013 Plan by 400,000 shares not be approved at the 2018 Annual Meeting, the Stockholders agree, at any special meeting of stockholders called for such purpose, to vote, or cause to be voted, all shares of Common Stock beneficially owned by the Stockholders and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of the Company’s proposal to amend and restate the 2013 Plan to (among other things) increase the number of shares of Common Stock available for awards under the 2013 Plan by some lesser number of shares; provided, however, that nothing herein shall require the Stockholders to vote in any way with respect to any other proposals introduced at any special meeting.

3.                       Standstill.

(a)                             From the date of this Agreement until the earlier of (i) the expiration of the Standstill Period or (ii) the effective date on which either the CEO or CFO has been terminated other than for cause or compelled to resign or any two or more directors not subject to replacement pursuant to Section 1(f) have resigned (other than in accordance with Section 1(a)) or otherwise been removed from the Company or the Board, as applicable, neither the Stockholders nor any of their Related Persons (as defined herein) will, and they will cause each of their Related Persons not to, directly or indirectly, alone or with others, in any manner, without the prior written consent of a majority of  directors who are “independent” as defined by the listing standards of the NYSE  specifically expressed in a written resolution, engage in any of the following activities:

(i)                                  except as otherwise permitted under this Agreement, engage in any solicitation of proxies or written consents to vote any voting securities of the Company at the 2018 Annual Meeting, or conduct any non-binding referendum with respect to any voting securities of the Company in connection with the 2018 Annual Meeting, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies or written consents with respect to any voting securities of the Company in connection with the 2018 Annual Meeting, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote any securities of the Company in opposition to any recommendation or proposal of the Board specified in Section 2(b) of this Agreement in connection with the 2018 Annual Meeting;

(ii)                              seek to advise, encourage or influence any person with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company, other than in a manner in accordance with Section 2;

(iii)                          except as otherwise set forth in this Agreement, take any public action in support of or make any public proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, or (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company.  For the avoidance of doubt, nothing herein will prevent any or all of the

Stockholders from speaking with the Company’s CEO, CFO, Board directors or their respective designees with respect to any Company business at any time.

(iv)                          initiate, propose or otherwise “solicit” stockholders of the Company for the approval of any stockholder proposals (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) in connection with the 2018 Annual Meeting;

(v)                              engage in any course of conduct with the purpose of causing stockholders of the Company to vote contrary to the recommendation of the Board with respect to any matter referenced in Section 2(b) in connection with the 2018 Annual Meeting;

(vi)                          otherwise publicly act to seek to control or influence the Board, the Company’s management, or the policies of the Company or initiate or take any action to obtain representation on the Board, except as expressly permitted by this Agreement;

(vii)                      call or seek to call, or request the call of, alone or in concert with others, any meeting of stockholders, whether or not such a meeting is permitted by the Company’s Certificate of Incorporation or Bylaws, including, but not limited to, a “town hall meeting;”

(viii)                  seek, alone or in concert with others, representation on the Board, except as expressly permitted by this Agreement;

(ix)                          seek the removal of any director from the Board;

(x)                              initiate, encourage or participate in any “vote no”, “withhold” or similar campaign with respect to any matter referenced in Section 2(b) in connection with the 2018 Annual Meeting (or any special meeting called pursuant to Section 2(b)(iii));

(xi)                          deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock;

(xii)                      seek, or knowingly encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors of the Company; provided, however, that nothing in this Agreement shall prevent the Stockholders or their Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2019 Annual Meeting so long as such actions do not, during the Standstill Period, create a public disclosure obligation for the Stockholders or the Company and are not publicly disclosed by the Stockholders and their Affiliates or Associates and are undertaken on a basis reasonably designed to be confidential and in accordance with the Stockholders’ normal practices in the circumstances;

(xiii)                  form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than the Stockholder Group);

(xiv)                  demand a copy of the Company’s list of stockholders or its other books and records, whether pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”) or any other provision of the DGCL;

(xv)                      commence, encourage, or support any derivative action in the name of the Company, or any class action against the Company or any of its officers or directors; provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Stockholder from (A) bringing litigation to enforce the provisions of this Agreement or, (B) exercising statutory dissenters, appraisal or similar rights under the DGCL; provided, further, that the foregoing shall also not prevent the Stockholders from responding to or complying with a validly issued legal process in connection with litigation that it did not initiate, invite, facilitate or encourage, except as otherwise permitted in this Section (3)(a)(xv).  For the avoidance of doubt, during the Standstill Period, the Company shall be prohibited from bringing any legal action against any or all of the Stockholders except to enforce the provisions of this Agreement, provided, however, that the foregoing shall not prevent the Company from responding to or complying with a validly issued legal process in connection with litigation that it did not initiate, invite, facilitate or encourage.

(xvi)                  disclose publicly (or privately, through conduct evidencing a willful disregard for the fact such communications may be expected to become public) any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement; provided, however, that nothing herein shall prohibit the Stockholders from engaging in private discussions with the Company concerning the Stockholders’ views or suggestions concerning the Company, and provided further, that the Stockholders are permitted to object to proposals submitted by the Company to stockholders at the 2018 Annual Meeting which are not described in Section 2(b);

(xvii)              enter into any negotiations, agreements or understandings with any person or entity with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any person or entity to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing; provided, however that nothing in Section 3 of this Agreement shall prohibit any or all of the Stockholders from having discussions about Company business with the Company’s CEO, CFO, Board directors or their respective designees.

(xviii)    make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that, provided, however, that nothing in this Agreement shall prevent the Stockholders from seeking to amend this Agreement to the extent such amendment would be, from the Stockholders’ perspective, in the best interests of the Company;

(xix)            take any action challenging the validity or enforceability of any of the provisions of this Section 3 or publicly disclose, or cause or facilitate the public disclosure (including, without limitation, the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to either (A) obtain any waiver or consent under, or any amendment of, any provision of this Agreement, or (B) take any action challenging the validity or enforceability of any provisions of this Section 3;

(xx)                publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3;

(xxi)            otherwise take, or solicit, cause or encourage others to take, any action inconsistent with the foregoing.

(b)                             Notwithstanding the foregoing, the provisions of this Section 3 shall not limit in any respect the actions of any director of the Company (including, but not limited to, the New Directors) in his or her capacity as such, recognizing that such actions are subject to each such director’s fiduciary duties to the Company and its stockholders (it being understood and agreed that neither the Stockholders nor any of their Affiliates or Associates shall seek to do indirectly through the New Directors anything that would be prohibited if done by the Stockholders or their Affiliates and Associates directly).  For the avoidance of doubt, no provision in this Section 3 or elsewhere in this Agreement shall (i) prohibit transactions in the Common Stock by members of the Stockholder Group or (ii) prevent the Stockholders from freely voting their shares of Common Stock (except as otherwise provided in Section 2 hereto) or taking any actions as specifically contemplated in Section 1 hereto.

(c)                              As of the date of this Agreement, the Stockholders are not engaged in any discussions or negotiations with any person, and do not have any agreements, arrangements, or understandings, written or oral, formal or informal, and whether or not legally enforceable with any person concerning the acquisition of economic ownership of any securities of the Company. The Stockholders agree to refrain from taking any actions during the Standstill Period to intentionally encourage other stockholders of the Company or any other persons to engage in actions which, if taken by the Stockholders, would violate this Agreement.  For the avoidance of doubt, nothing in Section 3 of this Agreement shall prohibit any or all of the Stockholders from having discussions about Company business with the Company’s CEO, CFO, Board directors or their respective designees.

(d)                             As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; the terms “economic owner” and “economically own” shall have the same meanings as “beneficial owner” and “beneficially own,” except that a person will also be deemed to economically own and to be the economic owner of (i) all shares of Common Stock which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all shares of Common Stock in which such person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of shares of Common Stock; the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and the term “Related Person” shall mean, as to any person, any Affiliates or Associates of such person.

(e)                             Notwithstanding anything contained in this Agreement to the contrary, the provisions of Sections 1, 2, and 3 of this Agreement shall automatically terminate upon (A) the occurrence of a Change of Control transaction (as defined below) involving the (B) the date on which the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of the Company’s equity securities, or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise), or (C) any person or group making any public filings—namely, a press release or SEC filing—announcing the acquiring, or financially and legally credible offering of an intention to acquire, directly or indirectly  (x) control of the Company or the Board, or (y) beneficial ownership of securities or interests in a credit facility or other debt instruments of the Company with a purpose or effect of changing or influencing control of the Company, or in connection with or as a participant in any transaction having that purpose or effect; a

(f)                                 For purposes of this Agreement, a “Change of Control” transaction shall be deemed to have taken place if (1) any person entity or group is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the equity interests and voting power of the Company’s then outstanding equity securities or (2) the Company enters into a stock-for-stock transaction whereby immediately after the consummation of the transaction the Company’s stockholders retain less than 50% of the equity interests and voting power of the surviving entity’s then-outstanding equity securities.

(g)                             For purposes of this Agreement, “Standstill Period” shall mean the period commencing on the date of this Agreement and ending at 11:59 p.m., Eastern Time, on the date that is the earlier of (x) 30 calendar days prior to the expiration of the advance notice period for the submission by stockholders of director nominations for consideration at the  2019 Annual Meeting as set forth in the advance notice provisions of the Company’s Bylaws or (y) 210 calendar days following the date hereof.

4.      Expenses.  Each of the Company and the Stockholders shall be responsible for their own fees and expenses incurred in connection with the negotiation, execution, and effectuation of this Agreement and the transactions contemplated hereby, except that the Company shall pay $75,000 of attorneys’ fees incurred by the Stockholders in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing.

5.      Representations and Warranties of the Company.  The Company represents and warrants to the Stockholders that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

6.      Representations and Warranties of the Stockholders.  The Stockholders represent and warrant to the Company that (a) as of the date hereof, the Stockholders beneficially own, directly or indirectly, only the number of shares of Common Stock as described opposite their respective names on Exhibit A and that Exhibit A includes all Affiliates and Associates of the Stockholders that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which the Stockholders have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise, (b) this Agreement has been duly and validly authorized, executed and delivered by the Stockholders, and constitutes a valid and binding obligation and agreement of the Stockholders, enforceable against the Stockholders individually, but not jointly, in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the Stockholders have the authority to execute this Agreement and to bind themselves to the terms hereof, (d) the Stockholders shall use their commercially reasonable efforts to cause their respective Affiliates and Associates to comply with the terms of this Agreement and (e) the execution, delivery and performance of this Agreement by the Stockholders does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to them, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Stockholder is a party or by which such Stockholder is bound.

7.      Mutual Non-Disparagement.

(a)  The Stockholders agree that, until the earlier of (i) the expiration of the Standstill Period or (ii) any material breach of this Agreement by the Company (provided that the Company shall have three business days following written notice from the Stockholders of any material breach to remedy such material breach if capable of remedy), neither they nor any of their Affiliates or Associates will, and they will cause each of their Affiliates and Associates not to, directly or indirectly, publicly make, express, transmit, speak, write, verbalize or otherwise publicly communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal or in writing, that might reasonably be construed to be derogatory toward, critical of, or negative toward, the Company or any of its directors, officers, Affiliates, Associates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates or Associates, or to malign, harm, disparage, defame or damage the reputation or good name of the Company, its business, or any of the Company Representatives.

(b)  The Company hereby agrees that, until the earlier of (i) the expiration of the Standstill Period or (ii) any material breach of this Agreement by the Stockholders (provided that the Stockholders shall have three business days following written notice from the Company of any material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates not to, directly or indirectly, publicly make, express, transmit, speak, write, verbalize or otherwise publicly communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal or in writing, that might reasonably be construed to be derogatory toward, or critical of, or negative toward, the Stockholders or their Affiliates or Associates or any of their officers, employees, agents or representatives (collectively, the “Stockholder Agents”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Stockholders or their Affiliates or Associates, or to malign, harm, disparage, defame or damage the reputation or good name of the Stockholders, their business or any of the Stockholder Agents.

(c)  Notwithstanding the foregoing, nothing in this Section 7 or elsewhere in this Agreement shall prohibit any Party (including the Company Representatives and Stockholder Agents) from making any statement or disclosure required under the federal securities laws or other applicable laws; provided, that such Party must provide, to the extent legally permissible, advance written notice to the other Parties, and to the extent practicable, at least two business days in advance, prior to making any such statement or disclosure required under the federal securities laws or other applicable laws that would otherwise be prohibited by the provisions of this Section 7, and must reasonably consider any comments of such other Parties.

(d)  The limitations set forth in Section 7(a) and 7(b) shall not prevent any Party from responding to any public statement made by the other Party of the nature described in Section 7(a) and 7(b) if such statement by the other Party was made in breach of this Agreement.

8.      No Concession or Admission of Liability. This Agreement is being entered into for the purpose of avoiding litigation, uncertainty, controversy and legal expense, constitutes a compromise and settlement entered into by each Party hereto, and shall not in any event constitute, be construed or deemed a concession or admission of any liability or wrongdoing of any of the Parties.

9.      Public Announcements.  Promptly following the execution of this Agreement, the Company and the Stockholders shall issue a mutually agreeable press release (the “Mutual Press Release”), announcing certain terms of this Agreement, substantially in the form attached hereto as Exhibit B. Prior to the issuance of the Mutual Press Release, neither the Company nor the Stockholders shall issue any press release or make any public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party. During the Standstill Period, neither the Company nor the Stockholders or any of their Affiliates or Associates shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Mutual Press Release, except as required by law or the listing standards of any stock exchange (and, in any event, each Party will provide the other Party, prior to making any such public announcement or statement, a reasonable opportunity to review and comment on such disclosure, to the extent reasonably practicable under the circumstances, and each Party will consider any comments from the other in good faith) or with the prior written consent of the other Party, and otherwise in accordance with this Agreement.

10.    SEC Filings/Notification. No later than four business days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC reporting the entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto. The Company shall provide the Stockholders and their counsel a reasonable opportunity to review and comment on the Form 8-K prior to such filing, which comments shall be considered in good faith.

11.    Specific Performance.  Each of the Stockholders, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Stockholders, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

12.    Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); (iii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated) or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Harte Hanks, Inc.

9601 McAllister Freeway

Suite 610

San Antonio, TX 78216

Attention: Robert L. R. Munden, EVP, General Counsel & Secretary

Facsimile No.: (210) 829-9403

Telephone No.: (210) 829-9120

Email: Robert.Munden@hartehanks.com

With copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: Richard B. Aldridge and Justin W. Chairman

Facsimile No.: (215) 963-5001

Telephone No.: (215) 963-5000

Email: richard.aldridge@morganlewis.com;

justin.chairman@morganlewis.com

If to the Stockholders:

HFM Services, Inc.

P.O. Box 17424

Attention: Wilson Baker

Facsimile No.: (210) 251-2879

Telephone No.: (210) 251-2441

Email: wbaker@hfmsa.com

With copies (which shall not constitute notice) to:

Larry Franklin

12500 San Pedro Avenue, Suite 404

Attention: Larry Franklin

Telephone No.: (210) 490-7966

E-mail: larryfranklin29@gmail.com

Corey Worcester

Quinn Emanuel Urquhart & Sullivan, LLP

New York, NY 10010

Telephone No.:  (212) 849-7471

E-mail:  coreyworcester@quinnemanuel.com

13.    Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by, and construed in accordance with, the laws of the State of Delaware executed and to be performed wholly within the State of Delaware, without giving effect to the choice of law or conflict of law principles thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.

14.    Jurisdiction. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the federal or state courts of the State of Delaware, and each of the Parties irrevocably waives the right to trial by jury, (c) agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief, and (d) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such Party’s principal place of business or as otherwise provided by applicable law.  Each of the Parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action, suit or other legal proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) such action, suit or other legal proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such action, suit or other legal proceeding is improper or (iii) this agreement, or the subject matter hereof, may not be enforced in or by such court.

15.    Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS

AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16.    Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the Parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the Parties other than those expressly set forth herein.

17.    Headings. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

18.    Waiver. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

19.    Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity.

20.    Receipt of Adequate Information; No Reliance; Representation by Counsel.  Each Party acknowledges that it has received adequate information to enter into this Agreement, that it has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof, and that it has not relied on any promise, representation or warranty, express or implied not contained in this Agreement. Each of the Parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. Further, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

21.    Construction.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. The term “business days” shall have the meaning given to it by the applicable rules of the SEC.

22.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

23.    Amendment.  This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the Parties hereto, or their respective successors or assigns.

24.    Successors and Assigns.  The terms and conditions of this Agreement shall be binding upon and be enforceable by the Parties hereto and the respective successors, heirs, executors, legal representatives and permitted assigns of the Parties, and inure to the benefit of any successor, heir, executor, legal representative or permitted assign of any of the Parties; provided, however, that no Party may assign this Agreement or any rights or obligations hereunder without, with respect to the Stockholders, the express prior written consent of the Company (with such consent specifically authorized in a written resolution adopted and approved by a majority of the Board), and with respect to the Company, the prior written consent of the Stockholders.

25.    No Third-Party Beneficiaries. The representations, warranties and agreements of the Parties contained herein are intended solely for the benefit of the Party to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.

26.    Counterparts; Facsimile/PDF Signatures. This Agreement and any amendments hereto may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT B

FORM OF PRESS RELEASE

HARTE HANKS TO APPOINT FOUR NEW INDEPENDENT DIRECTORS TO THE BOARD

Announces Agreement with Stockholder Group

Will Seek Board Declassification

SAN ANTONIO, Texas – May 17, 2018 – Harte Hanks (NYSE: HHS) today announced that it will appoint Timothy “Bant” Breen, Maureen O’Connell and Martin Reidy to its Board of Directors, effective June 15, 2018. Harte Hanks has accepted the resignations of current directors Christopher Harte, Scott Key and Judy Odom, also effective June 15, 2018.  William F. Farley has also announced his resignation, to be effective upon appointment of a replacement.  These changes reflect the culmination of an on-going board and governance review and refreshment process, and the Company will also submit a proposal to declassify the Board at its 2018 Annual Meeting. In connection with the foregoing, the Company also reached an agreement with certain stockholders (the “Stockholder Group”) who collectively own approximately 11.8% of the Company’s outstanding shares, regarding the foregoing and other matters.

Commenting on the changes, Karen Puckett, CEO of Harte Hanks said, “We welcome Bant, Maureen and Martin to Harte Hanks’ Board. The addition of their proven marketing services and MarTech expertise to our existing members’ experience further strengthens our board. Together our Board’s qualifications align with our strategic objective—returning to profitable growth. The Board and management are unified in the mission to execute our strategic turnaround and deliver value for all stockholders.”

“On behalf of our stockholders and the entire Board, we sincerely thank Chris, Scott, Judy and Bill for their service. The Company and Board have benefitted from their strong experience, and we are grateful for their significant contributions.”

“We are pleased to have worked constructively with Harte Hanks to reach this agreement to add new independent directors to the Board which we believe is in the best interest of all stockholders,” said Sarah Harte, a member of the Stockholder Group. “We look forward to supporting Harte Hanks’ management team and the Board in our common goal of maximizing value for all stockholders.”

In connection with the appointments, Harte Hanks and the Stockholder Group have entered into a cooperation agreement. Under the terms of the cooperation agreement, the Stockholder Group has agreed to certain standstill and voting commitments. A copy of the cooperation agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed by Harte Hanks.

Additional information on the Company’s Board of Directors will be included in the Company’s Proxy Statement, which will be filed with the Securities and Exchange

Commission and mailed to stockholders. The Company anticipates that its 2018 Annual Meeting of Stockholders will be held in August.

About Timothy Breen:

Timothy “Bant” Breen was inducted into the Advertising Hall of Achievement in November 2010 and has a global marketing and communications background steeped in digital and innovation. He is the Founder, Chairman and CEO of Qnary, the global technology and solutions leader in digital reputation growth solutions for professionals and brands. Before founding and serving as CEO of Qnary, Bant was the Worldwide CEO of Interpublic Group’s global search and social media agency Reprise. His past roles have included President of global media agency Initiative, Executive Director of the IPG Media Lab, Founder of Ansible (IPG’s Mobile Marketing Agency), and Executive Vice President of global digital communications at Universal McCann (IPG).

About Maureen O’Connell:

Maureen O’Connell is a global business executive, CFO and board director recognized for significant value creation through strategic thinking and action at numerous public companies. Maureen is also recognized for her extensive M&A experience and her strength in operations and technology. Maureen has held executive leadership and board positions in a variety of industries including media, education, digital, retail, technology, professional services, biotech, pharma, homebuilding, real estate and insurance. Most recently, Maureen was Chief Financial and Administrative Officer for Scholastic Corporation from 2007 until 2017 where she was responsible for all global administrative functions, including Finance, Operations, Supply Chain, Technology, Human Resources and Legal. Maureen has served on the boards of directors of Beazer Homes and Sucampo Pharmaceuticals.

About Martin Reidy:

A distinguished digital and direct marketing industry veteran, Martin Reidy was recently the Chief Executive Officer and President of Ansira Partners, a digital marketing agency. He previously served as a Senior Consultant to MediaLink LLC, a marketing and strategy advisory firm, as the Chief Executive Officer and President of Meredith Xcelerated Marketing (a marketing services division within Meredith Publishing Inc.) and as the Chief Executive Officer and President of Publicis/Digitas/Modem Media/Dialog (a leading digital advertising and relationship marketing services firm). Martin has led teams as large as 2,500 employees spread across 50 countries managing marquee client accounts with Fortune 500 global brands.

Important Additional Information and Where to Find It:

Harte Hanks, its directors and/or its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Harte Hanks’ stockholders in connection with the 2018 Annual Meeting. Harte Hanks plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2018 Annual Meeting (the “2018 Proxy Statement”).

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STOCKHOLDERS ARE URGED TO READ THE 2018 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HARTE HANKS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2018 Proxy Statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting. Some of such information can also be found in Harte Hanks’ definitive proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on July 20, 2017. To the extent holdings of Harte Hanks’ securities have changed since the amounts shown in the definitive proxy statement for the 2017 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2018 Proxy Statement (including any amendments or supplements thereto) and any other documents filed by Harte Hanks with the SEC in connection with the 2018 Annual Meeting at the SEC’s website (www.sec.gov), at Harte Hanks’ website (www.hartehanks.com), or by writing to the Company’s Corporate Secretary at Harte Hanks, 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216, or by calling Harte Hanks’ Corporate Secretary at (210) 829-9000.

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks’ approximately 4,000 employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com. Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Note Regarding Forward-looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-

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looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the agreement discussed above. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. All forward-looking statements are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such statements.

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